EXHIBIT 8(u)

             FORM OF AMENDMENT NO. 2 TO FUND PARTICIPATION AGREEMENT
                             WITH NEUBERGER BERMAN
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                                                                    EXHIBIT 8(u)

                 AMENDMENT NO. 2 TO FUND PARTICIPATION AGREEMENT

       The Participation Agreement, made as of the 1st day of August, 1999 by and among NEUBERGER BERMAN ADVISERS MANAGEMENT TRUST ("TRUST"), a Delaware business trust, ADVISERS MANAGEMENT TRUST ("MANAGERS TRUST"), a New York common law trust, NEUBERGER BERMAN MANAGEMENT INC. ("NB MANAGEMENT"), a New York corporation, and INDIANAPOLIS LIFE INSURANCE COMPANY ("LIFE COMPANY") (successor in interest to IL Annuity and Insurance Company), a stock life insurance company organized under the laws of Indiana, is hereby amended effective as of June 30, 2003, as follows:

       1. All references to IL Annuity and Insurance Company are hereby changed to "Indianapolis Life Insurance Company" to reflect the statutory merger of IL Annuity and Insurance Company with and into its parent, Indianapolis Life Insurance Company.

       2. Article IX is hereby deleted in its entirety and replaced with the following Article IX:

                                    Article XI.

                                      NOTICES
                                      -------

          Any notice hereunder shall be given by registered or certified mail return receipt requested to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

                  If to TRUST, MANAGERS TRUST, or NB MANAGEMENT

                           Neuberger Berman Management Inc.
                           605 Third Avenue
                           New York, NY 10158-0006
                           Attention: [Ellen Metzger, General Counsel]

                  If to LIFE COMPANY:

                           Indianapolis Life Insurance Company
                           555 South Kansas Avenue
                           Topeka, Kansas 66603
                           Attention:  Michael H. Miller, Vice President

                           and

                           Ameritas Life Insurance Corp.
                           5900 O Street
                           Lincoln, Nebraska 68510
                           Attention:  Debra Powell

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                  Notice shall be deemed given on the date of receipt by the addressee as evidenced by the return receipt.

       3. Appendix B shall be deleted and replaced with the attached Appendix B.

       IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Amendment to the Fund Participation Agreement as of June 30, 2003.

NEUBERGER BERMAN                            NEUBERGER BERMAN
ADVISERS MANAGEMENT TRUST                   MANAGEMENT INC.

By:________________________________         By:_________________________________

Name:______________________________         Name:_______________________________

Title:_____________________________         Title:______________________________

ADVISERS MANAGEMENT TRUST                   INDIANAPOLIS LIFE INSURANCE
                                            COMPANY

By:________________________________         By:_________________________________

Name:______________________________         Name:_______________________________

Title:_____________________________         Title:______________________________


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                                   APPENDIX B

Separate Accounts                           Selected Portfolios
-----------------                           -------------------

ILICO Separate Account 1                    Mid-Cap Growth Portfolio
                                            Socially Responsive Portfolio

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